UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

C3.ai, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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C3.ai, Inc.
1300 Seaport Blvd, Suite 500
Redwood City, California 94063
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 6, 2021
Dear Stockholder:
We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of C3.ai, Inc., a Delaware corporation. The Annual Meeting will be held virtually on Wednesday, October 6, 2021 at 10:00 a.m. Pacific Time, via live webcast at www.virtualshareholdermeeting.com/AI2021.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:
1.To elect three Class I directors, each to hold office until our 2024 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022; and
3.To conduct any other business properly brought before the Annual Meeting.
On or about August 20, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended April 30, 2021. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement for the Annual Meeting and our 2021 Annual Report can be accessed directly at www.proxyvote.com using the control number located on your Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters located at 1300 Seaport Blvd, Suite 500, Redwood City, California 94063. If you would like to view the stockholder list, please contact our Investor Relations department at ir@c3.ai to schedule an appointment or for alternative arrangements to the extent office access is impracticable due to the COVID-19 pandemic. A list of stockholders of record will be available online at www.virtualshareholdermeeting.com/AI2021 during the Annual Meeting for inspection by stockholders of record.

Our board of directors has fixed the close of business on August 11, 2021, as the record date for the Annual Meeting. Only stockholders of record at the close of business on August 11, 2021, are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors,

Thomas M. Siebel
Chief Executive Officer and Chairman
August 20, 2021
Your vote is important. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

Proxy Statement for 2021 Annual Meeting of Stockholders
To Be Held on October 6, 2021

Proxy Statement for 2021 Annual Meeting of Stockholders
To Be Held on October 6, 2021
This proxy statement and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors for use at the 2021 Annual Meeting of Stockholders of C3.ai, Inc., a Delaware corporation. Throughout this proxy statement, we refer to the 2021 Annual Meeting of Stockholders, including any postponements, adjournments, or continuations thereof, as the “Annual Meeting,” and we refer to C3.ai, Inc. as “C3 AI,” “we,” “us,” “our,” and the “Company.”
The Annual Meeting will be held as a virtual meeting on Wednesday, October 6, 2021 at 10:00 a.m. Pacific Time, via a live audio webcast on the internet at www.virtualshareholdermeeting.com/AI2021 where you will be able to listen to the meeting, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report is first being mailed on or about August 20, 2021 to all stockholders entitled to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement for the Annual Meeting and our 2021 Annual Report can be accessed directly at www.proxyvote.com using the control number located on your Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
Questions and Answers
What matters am I voting on?
You will be asked to vote on the following matters at the Annual Meeting:
1.The election of three Class I directors, each to hold office until our 2024 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal;
2.The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022; and
3.Any other business properly brought before the Annual Meeting.
How does our board of directors recommend that I vote on these matters?
Our board of directors recommends that you vote:
•“FOR” the election of each of Patricia A. House, S. Shankar Sastry, and Thomas M. Siebel as Class I directors; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022.

Questions and Answers

Who is entitled to vote?
Holders of either class of our common stock as of the close of business on August 11, 2021, the record date, may vote at the Annual Meeting. As of the record date, there were 100,471,022 shares of our Class A common stock outstanding and 3,499,992 shares of our Class B common stock outstanding.
Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal, and each share of Class B Common Stock is entitled to 50 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Registered Stockholders. If your shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting.
Street Name Stockholders. If your shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank, or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for your use.
How many votes are needed for approval of each proposal?
•Proposal No. 1. The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote generally thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether due to votes withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each nominee for election.
•Proposal No. 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote generally thereon to be approved. Abstentions are considered votes present and entitled to vote, and thus, will have the same effect as a vote “AGAINST” this proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the conduct of business at the Annual Meeting. Abstentions, withheld votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time, on October 5, 2021;

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Questions and Answers

•by toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time, on October 5, 2021;
•by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); and
•by attending and voting at the Annual Meeting by visiting www.virtualshareholdermeeting.com/AI2021, where stockholders may vote and submit questions (before and during) the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you hold your shares in “street name,” you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. As discussed above, if you hold shares in “street name,” you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections on each proposal, your shares will be voted in accordance with the recommendations of our board of directors on any proposal for which you have not marked a voting selection:
•“FOR” the election of each of our board of directors’ three nominees for Class I director, and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
What if another matter is properly brought before the Annual Meeting?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by internet or by telephone;
•completing and returning a later-dated proxy card;
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you hold your shares in “street name,” your broker, bank, or other nominee can provide you with instructions on how to change your vote.

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Questions and Answers

How do I attend the Annual Meeting?
We will be hosting the Annual Meeting via live, audio-only webcast. You can attend the Annual Meeting live online by visiting www.virtualshareholdermeeting.com/AI2021 and logging in with your control number. The meeting will start at 10:00 a.m. Pacific Time, on Wednesday, October 6, 2021. We recommend that you log in a few minutes before 10:00 a.m. Pacific Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need your control number, which is included on your Notice of Internet Availability of Proxy Materials or your proxy card if you are a stockholder of record. If you hold your shares in “street name,” your control number is included with your voting instruction card and voting instructions received from your broker, bank, or other nominee. Instructions on how to attend and participate at the Annual Meeting are available at www.virtualshareholdermeeting.com/AI2021.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/AI2021.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials for the Annual Meeting and vote your shares. You may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage you to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
If you receive more than one Notice of Internet Availability of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability of Proxy Materials to ensure that all of your shares are voted.
Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?
No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by the Company. We will reimburse brokers, banks, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common

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Questions and Answers

stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank, or other nominee vote my shares if I fail to provide timely directions?
Brokers, banks, or other nominees holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on “routine” matters, as determined under New York Stock Exchange, or NYSE, rules. The only “routine” matter being considered at the Annual Meeting is the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022. Your broker will not have discretion to vote on any other proposals, all of which are considered “non-routine” matters, absent direction from you. If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the materials you receive from your nominee.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker, bank, or other nominee cannot vote the shares. These unvoted shares are “broker non-votes.”
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials, such stockholder may contact us at the following address:
C3.ai, Inc.
Attention: Investor Relations
1300 Seaport Blvd, Suite 500
Redwood City, California 94063
Tel: (650) 503-2200
Email: ir@c3.ai
If you hold your shares in “street name,” you may contact your broker, bank, or other nominee to request information about householding.

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Questions and Answers

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than April 22, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
C3.ai, Inc.
Attention: General Counsel and Secretary
1300 Seaport Blvd, Suite 500
Redwood City, California 94063
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice with respect to such annual meeting delivered to stockholders, (ii) brought specifically by or at the direction of our board of directors, or a duly authorized committee of our board of directors, or (iii) properly brought before the meeting in accordance with our amended and restated bylaws by a stockholder of record entitled to vote at the meeting. To be properly brought, notice of the proposal must contain the information required by our amended and restated bylaws and must be received by our Secretary at our principal executive offices not earlier than the close of business on June 8, 2022 and not later than the close of business on July 8, 2022.
In the event that we hold the 2022 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2022 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2022 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2022 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Director Nominations. Our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, you must provide the information required by our amended and restated bylaws. In addition, you must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement.

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Information Regarding Our Board of Directors and Corporate Governance

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The following table sets forth certain information as of August 1, 2021 concerning the Class I nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting:

Name	Class	Age	Position	Director Since	Current Term Expires

Director Nominees
Patricia A. House	I	67	Vice Chairman	2009	2021
S. Shankar Sastry	I	65	Director	2009	2021
Thomas M. Siebel	I	68	CEO and Chairman	2009	2021

Continuing Directors
Richard C. Levin	II	74	Director	2010	2022
Bruce Sewell	II	63	Director	2017	2022
Lorenzo Simonelli	II	48	Director	2019	2022
Michael G. McCaffery	III	68	Lead Independent Director	2009	2023
Condoleezza Rice	III	66	Director	2009	2023
Jim H. Snabe	III	55	Director	2021	2023
Stephen M. Ward, Jr.	III	66	Director	2009	2023
Our board of directors is not re-nominating Nehal Raj, and Mr. Raj is not seeking re-election, as a Class I director to allow Mr. Raj to pursue other professional obligations and opportunities. As a result, Mr. Raj's service on our board of directors will end at the Annual Meeting, and the size of our board of directors will be reduced to ten directors. We are grateful to Mr. Raj for his service and guidance as a member of our board of directors.
Set forth below is biographical information for the Class I director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
Nominees for Election at the Annual Meeting
Patricia A. House. Ms. House is a co-founder of our company and has served as the Vice Chairman of our board of directors since September 2009. Until it merged with Oracle Corporation in January 2006, Ms. House served as a co-founder of Siebel Systems, a global CRM software company, and held various leadership positions, most recently as Executive Vice President. Ms. House has served on the board of directors of The William and Flora Hewlett Foundation since March 2011 and on the board of directors of the Carnegie Endowment for International Peace since October 2010. She also previously served on the board of directors of Levi Strauss & Co. from July 2003 until November 2007. Ms. House holds a B.A. in Education from Western Michigan University.
We believe Ms. House is qualified to serve as a member of our board of directors because of her significant knowledge of our company and leadership experience in the technology industry.
S. Shankar Sastry. Dr. Sastry has served as a member of our board of directors since January 2009. Dr. Sastry has served in a number of roles with the University of California, Berkeley, including as the Thomas Siebel Professor of Computer Science since January 2019, the director of the Blum Center for Developing Economies since February 2007, and the co-director of the C3.ai Digital Transformation Institute since March 2020. He also served as the Dean and Roy W. Carlson Professor of Engineering from July 2007 to June 2018 and as Chairman, Department of Electrical Engineering and Computer Sciences, University of California, Berkeley from January 2001 through June 2004. From October 2004 to July 2007, Dr. Sastry served the Director of the Center for Information Technology in the Interests of Society, an interdisciplinary center spanning UC Berkeley, Davis, Merced and Santa Cruz. From November 1999 to March 2001, he was the Director of the Information Technology Office at the Defense Advanced Research Projects Agency. He was elected to the National Academy of Engineering in 2001 and the American

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Information Regarding Our Board of Directors and Corporate Governance

Academy of Arts and Sciences in 2004, and elected as a Fellow of IEEE in 1994, and International Federation of Automatic Control Fellow in 2016. Dr. Sastry received the President of India Gold Medal in 1977, the IBM Faculty Development in 1983, and the NSF U.S. Presidential Young Investigator Award in 1985. In 1990, he received the Eckman Award of the American Automatic Control Council, and in 2005, he received the Ragazzini Award for Distinguished Accomplishments in teaching. Dr. Sastry also received the distinguished Alumnus Award of the Indian Institute of Technology in 1999, the Distinguished Alumnus of the International House at UC Berkeley, and the David Marr prize for the best paper at the International Conference in Computer Vision in 1999. Dr. Sastry holds a B.Tech. from the Indian Institute of Technology, Bombay and an M.S. in Electrical Engineering and Computer Science, an M.A. in Mathematics and a Ph.D. in Electrical Engineering and Computer Sciences each from the University of California, Berkeley.
We believe Dr. Sastry is qualified to serve as a member of our board of directors because of his significant leadership experience in the engineering and technology industries.
Thomas M. Siebel. Mr. Siebel is the founder of our company and has served as the Chairman of our board of directors since January 2009, and as our Chief Executive Officer since July 2011. Prior to founding our company, Mr. Siebel founded and served as the Chief Executive Officer of Siebel Systems, a global CRM software company. Siebel Systems merged with Oracle Corporation in January 2006. Mr. Siebel served in various leadership positions with Oracle Corporation from January 1984 to September 1990. Mr. Siebel currently serves as a member of the College of Engineering boards at the University of Illinois at Urbana-Champaign and the University of California, Berkeley. He was elected a member of the American Academy of Arts and Sciences in April 2013. Mr. Siebel holds a B.A. in History, an M.B.A., and an M.S. in Computer Science, each from the University of Illinois at Urbana-Champaign. He is the author of four books, including most recently the best-selling Digital Transformation: Survive and Thrive in an Era of Mass Extinction (RosettaBooks, 2019).
We believe Mr. Siebel is qualified to serve as a member of our board of directors because of his perspective and experience as our founder and Chief Executive Officer, as well as his extensive experience with technology companies.
Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
Richard C. Levin. Dr. Levin has served as a member of our board of directors since August 2010. From April 2014 until June 2017, Dr. Levin was the Chief Executive Officer of Coursera, an online learning platform company. Prior to his role at Coursera, Dr. Levin served as President of Yale University from July 1993 to June 2013. Dr. Levin is currently a Fellow of the American Academy of Arts and Sciences and the American Philosophical Society and is a former trustee of The William and Flora Hewlett Foundation. Dr. Levin served as a director of American Express Co. from January 2007 to May 2019. Dr. Levin also served as an advisor on President Obama’s Council of Advisors on Science and Technology. Dr. Levin holds a B.A. in History from Stanford University, a B.Litt. in Politics from Oxford University, and a Ph.D. in Economics from Yale University.
We believe Dr. Levin is qualified to serve as a member of our board of directors because of his significant management experience and financial expertise.
Bruce Sewell. Mr. Sewell has served as a member of our board of directors since May 2017. Mr. Sewell served as the Senior Vice President, General Counsel and Secretary of Apple Inc., a technology company, from September 2009 to December 2017. From October 1996 to September 2009, Mr. Sewell served in various leadership positions with Intel Corporation, including as Senior Vice President, General Counsel from September 2002 to September 2009. Since January 2013, Mr. Sewell has served on the board of directors for Vail Resorts, Inc., a mountain resort company. Mr. Sewell holds a B.S. from Lancaster University (U.K.) and a J.D. from The George Washington University Law School.
We believe Mr. Sewell is qualified to serve as a member of our board of directors because of his significant executive experience in the technology industry.

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Information Regarding Our Board of Directors and Corporate Governance

Lorenzo Simonelli. Mr. Simonelli has served as a member of our board of directors since August 2019. Since October 2017, Mr. Simonelli has served as Chairman of the board of directors for Baker Hughes Company, an energy technology company, and since July 2017, has served as its Director, President, and Chief Executive Officer. From October 2013 to July 2017, Mr. Simonelli served as the President and Chief Executive Officer for GE Oil & Gas. Mr. Simonelli currently serves on the board of CNH Industrial, an industrial equipment company. Mr. Simonelli holds a B.S. in Business and Economics from Cardiff University and a Master Honoris Causa in Chemical Sciences from the University of Florence.
We believe Mr. Simonelli is qualified to serve as a member of our board of directors because of his significant experience in the energy industry and as a member of the boards of directors of various public companies.
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Michael G. McCaffery. Mr. McCaffery has served as a member of our board of directors since March 2009. Since December 2005, Mr. McCaffery has served as the Managing Director for Makena Capital Management, an investment management firm, and was Chief Executive Officer of Makena Capital Management from December 2005 to January 2013. Since February 2015, Mr. McCaffery has also served on the board of directors for NVIDIA Corporation, a technology company. Mr. McCaffery holds a B.A. from the Woodrow Wilson School of Public and International Affairs at Princeton University, a B.A. Honours and an M.A. in Politics, Philosophy and Economics from Merton College at Oxford University as a Rhodes Scholar, and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. McCaffery is qualified to serve as a member of our board of directors because of his extensive market, investment and business expertise in the technology industry.
Condoleezza Rice. Dr. Rice has served as a member of our board of directors since December 2009. Since September 2020, Dr. Rice has served as the Tad and Dianne Taube Director of the Hoover Institution at Stanford University. In addition, Dr. Rice has served as the Denning Professor of Global Business and the Economy for the Stanford Graduate School of Business since September 2010. Since March 2009, Dr. Rice has served as the Thomas and Barbara Stephenson Senior Fellow of Public Policy for the Hoover Institution at Stanford University and as a Professor of Political Science for Stanford University. Dr. Rice has also served as a partner at Rice, Hadley, Gates & Manuel LLC, an international strategic consulting firm that Dr. Rice founded, since November 2009. From January 2005 to January 2009, Dr. Rice served as the Secretary of State of the United States of America and from January 2001 to January 2005, Dr. Rice served as Chief National Security Advisor to President George W. Bush. Dr. Rice currently serves on the board of directors of Makena Capital Management, LLC, a private endowment firm. From April 2014 to May 2021, Dr. Rice served on the board of directors of Dropbox, Inc., a cloud-based file sharing company. Dr. Rice holds a Ph.D. in Political Science from the University of Denver, an M.A. in Political Science from the University of Notre Dame, and a B.A. in Political Science from the University of Denver.
We believe Dr. Rice is qualified to serve as a member of our board of directors because of her global business expertise and service on the boards of directors of various public companies.
Jim H. Snabe. Mr. Snabe has served as a member of our board of directors since February 2021. From September 2020 to February 2021, he served as a senior advisor to our Chief Executive Officer. Mr. Snabe served as Co-Chief Executive Officer of SAP AG, a technology company, from February 2010 to May 2014, and as a member of the SAP AG supervisory board from May 2014 to May 2018. Mr. Snabe currently serves as Chairman of the Supervisory Board of Siemens AG, an industrial technology company, Vice Chairman of the Supervisory Board of Allianz SE, an insurance and financial asset management company, and Chairman of the Board of A.P. Møller – Mærsk A/S, a shipping and transportation company. Mr. Snabe also currently serves as a member of the Supervisory Board of Allianz SE, a financial services company, and as a member of the Board of Trustees of the World Economic Forum, a non-profit organization.
We believe Mr. Snabe is qualified to serve as a member of our board of directors because of his extensive management experience and as a member of boards of directors of various public companies.

9	2021 Proxy Statement

Information Regarding Our Board of Directors and Corporate Governance

Stephen M. Ward, Jr. Mr. Ward has served as a member of our board of directors since January 2009. Mr. Ward served as the Chief Executive Officer for Lenovo Group Limited, the international personal computer company formed by the acquisition of IBM’s personal computer division by Lenovo, from April 2005 to January 2006. Prior to that acquisition, Mr. Ward held a number of management positions with IBM from September 1978 to April 2005, including Senior Vice President and General Manager of the Personal Systems and Retail Systems Group from March 2003 to April 2005, General Manager of the Industrial Sector from February 2000 to March 2003, General Manager of the Thinkpad and Mobile division from January 1998 to March 2000 and Chief Information Officer from February 1997 to March 2000. Mr. Ward has served on the board of directors of Vonage Holdings Corp., an internet communications company, since July 2021 and Carpenter Technology Corporation, a specialty metals company, since March 2001. From December 2014 until its sale to The Boeing Company in October 2018, Mr. Ward served as a member the board of directors of KLX Inc., an aerospace solutions and supply chain company, and from September 2018 to June 2021, he served as a member of the board of directors of KLX Energy Services Holdings, Inc., an oilfield services company spun out from KLX Inc. Mr. Ward also previously served as a member of the board of directors of E2Open, a supply chain SAS company he co-founded, from January 2001 to March 2015, E-Ink Corporation, a maker of electronic paper displays, from December 2006 to December 2009 and QD Vision, Inc., a nanomaterials product company, from June 2014 until its sale to Samsung in November 2016. Mr. Ward holds a B.S. in Mechanical Engineering from California Polytechnic State University, San Luis Obispo.
We believe Mr. Ward is qualified to serve as a member of our board of directors because of his extensive management experience in the technology industry and as a member of boards of directors of various public companies.
Director Independence
Our Class A common stock is listed on the NYSE. Under NYSE listing standards, independent directors must comprise a majority of our board of directors. In addition, NYSE listing standards require that, subject to specified exceptions, each member of our audit, compensation, and nominating and corporate governance committees be independent. Under NYSE listing standards, a director will only qualify as an “independent director” if our board of directors determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, members of the audit and compensation committees must satisfy heightened independence requirements. For compensation committee members, our board of directors must consider all factors specifically relevant to determining whether each compensation committee member has a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Audit committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that each of Mses. House and Rice and Messrs. Levin, McCaffery, Sastry, Sewell, Simonelli, and Ward do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NYSE listing standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares held by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.”
Board Leadership Structure
Our nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors as our nominating and governance committee deems

10	2021 Proxy Statement

Information Regarding Our Board of Directors and Corporate Governance

appropriate. Currently, Mr. Siebel serves as both Chief Executive Officer and Chairman of our board of directors. Our corporate governance guidelines provide that if the chairman of the board of directors is not an independent director, our independent directors will designate one of the independent directors to serve as lead independent director, and if the chairman of the board of directors is an independent director, our board of directors may determine whether it is appropriate to appoint a lead independent director. The corporate governance guidelines provide that if our board of directors elects a lead independent director (currently Mr. McCaffery), such lead independent director will work with our Chief Executive Officer to develop board meeting schedules and agendas, provide our Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to our board of directors, develop the agenda for and moderate executive sessions of the independent members of our board of directors, preside over board meetings when the chairperson is not present, act as principal liaison between the independent members of the board and our Chief Executive Officer, convene meetings of the independent directors as appropriate, be available for consultation with major stockholders if requested and appropriate, and perform other duties as our board of directors may determine from time to time.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cyber security, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in our major financial risk exposures and the areas of internal control over financial reporting and disclosure controls and procedures. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies and practices. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
Our board of directors believes that open communication with management is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of our senior management team at quarterly meetings of our board of directors, where, among other topics, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security, cyber security, and privacy risks, and financial, tax, and compliance related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
Board Meetings and Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met eight times during our last fiscal year and acted by unanimous written consent four times following discussions between meetings.
Our board of directors has also established a standing audit committee, compensation committee, and nominating and governance committee to aid our board of directors in the discharge of its duties. The composition and responsibilities of each of the standing committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

11	2021 Proxy Statement

Information Regarding Our Board of Directors and Corporate Governance

Directors are expected to attend meetings of our board of directors and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During our last fiscal year, each director attended at least 75% of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage all directors to attend.
Audit Committee
Our audit committee consists of Messrs. Levin, McCaffery, and Simonelli. Our board of directors has determined that each member of the audit committee satisfies the independence requirements under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Mr. McCaffery. Our board of directors has determined that each of Messrs. Levin, McCaffery, and Simonelli is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of his employment.
Our Chief Executive Officer, Thomas M. Siebel, is a non-voting ex officio member of the audit committee. He does not have any voting power on audit committee matters nor does he have any role in policy making in regard to audit committee matters.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•helping our board of directors oversee our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing and approving related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable NYSE listing standards. A copy of the charter of our audit committee is available on the Governance section of our investor relations website ir.c3.ai. During the fiscal year ended April 30, 2021, our audit committee held five meetings.
Compensation Committee
Our compensation committee consists of Ms. House and Messrs. Sewell and Ward. The chair of our compensation committee is Mr. Ward. Our board of directors has determined that each member of the compensation committee is

12	2021 Proxy Statement

Information Regarding Our Board of Directors and Corporate Governance

independent under NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and recommending to our board of directors the compensation of our chief executive officer and other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.
Our compensation committee operates under a written charter that satisfies the applicable NYSE listing standards. A copy of the charter of our compensation committee is available on the Governance section of our investor relations website ir.c3.ai. During the fiscal year ended April 30, 2021, our compensation committee held one meeting and acted by unanimous written consent seven times following discussions outside of meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. McCaffery, Sewell, and Ward. The chair of our nominating and corporate governance committee is Mr. Sewell. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under NYSE listing standards.
The primary purpose of our nominating and corporate governance committee is to discharge the responsibilities of our board of directors in overseeing our corporate governance functions and identifying and evaluating candidates to serve on our board of directors and its committees. Specific responsibilities of our nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and related matters; and
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable NYSE listing standards. A copy of the charter of our nominating and corporate governance committee is available on the Governance section of our investor relations website ir.c3.ai. During the fiscal year ended April 30, 2021, our nominating and corporate governance committee did not meet.

13	2021 Proxy Statement

Information Regarding Our Board of Directors and Corporate Governance

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is currently or has been at any time one of our officers or employees, except for Ms. House who served as our Chief Executive Officer from our founding until September 2009 and as our Senior Vice President of Strategy from September 2009 until December 2013. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee is responsible for identifying, reviewing, evaluating and recommending candidates to serve as directors, and our board of directors is responsible for nominating persons for election to the board by our stockholders. Our nominating and corporate governance committee and our board of directors use a variety of qualifications for identifying and evaluating director nominees. In considering and evaluating candidates, our nominating and corporate governance committee and our board of directors consider, among other relevant factors, age, skills, character, integrity, judgment, independence, potential conflicts of interest, diversity (including diversity of gender, ethnic background, and country of origin), relevant expertise, the ability to offer relevant and meaningful support and guidance to our management, ability to devote sufficient time to company affairs, personal excellence in his or her field, the ability to exercise sound business judgment, and a commitment to represent the long-term interests of our stockholders. In evaluating director candidates, our nominating and corporate governance committee and our board of directors will also consider the current composition of our board of directors, our company's operating requirements, and the long-term interests of our stockholders.
Our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee and our board of directors consider a broad range of backgrounds and experiences in evaluating director candidates. In making determinations regarding nominations of directors, our nominating and corporate governance committee and our board of directors take into account the benefits of diverse viewpoints and the candidate’s status as a member of an underrepresented community.
Stockholder Recommendations for Nominations to Our Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, so long as the recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and all applicable laws, rules, and regulations. Our nominating and corporate governance committee will evaluate stockholder recommendations in accordance with its charter, our amended and restated bylaws, our corporate governance guidelines, our policies and procedures for director candidates, and the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at C3.ai, Inc., Attention: General Counsel and Secretary, 1300 Seaport Blvd, Suite 500, Redwood City, California 94063. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated certificate of incorporation, our amended and restated bylaws, and all applicable laws, rules, and regulations, and should be sent in writing to our Secretary at C3.ai, Inc., Attention: General Counsel and Secretary, 1300 Seaport Blvd, Suite 500, Redwood City, California 94063. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the nomination at our principal executive offices not earlier than the close of business on June 8, 2022 and not later than the close of business on July 8, 2022.

14	2021 Proxy Statement

Information Regarding Our Board of Directors and Corporate Governance

Communications with Our Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our Secretary at C3.ai, Inc., Attention: General Counsel and Secretary, 1300 Seaport Blvd, Suite 500, Redwood City, California 94063. Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the chairperson of our board of directors or to the lead independent director if the chairperson of our board of directors is not independent.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of business conduct and ethics is posted on the Governance section of our investor relations website ir.c3.ai. We intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the code.
Prohibition on Hedging, Short Sales, and Pledging
Our board of directors has adopted an insider trading policy that applies to all of our employees, officers, and directors. This policy prohibits hedging or similar transactions designed to decrease the risks associated with holding shares of our common stock. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan.

15	2021 Proxy Statement

Non-Employee Director Compensation

NON-EMPLOYEE DIRECTOR COMPENSATION
During the fiscal year ended April 30, 2021, we did not pay cash compensation to any of our non-employee directors for service on our board of directors. We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.
Fiscal Year 2021 Director Compensation Table
The following table sets forth information regarding the compensation earned or paid to our directors during the fiscal year ended April 30, 2021, other than Thomas M. Siebel, our Chief Executive Officer, who is also a member of our board of directors but did not receive any additional compensation for service as a director. The compensation paid to Mr. Siebel as a named executive officer is set forth in “Executive Compensation.”

Name	Option Awards ($)(1)(2)	Total ($)
Patricia A. House(3)	731,110	731,110
Richard C. Levin(3)	487,139	487,139
Michael G. McCaffery(3)	974,273	974,273
Condoleezza Rice(3)(4)	519,586	519,586
Nehal Raj	—	—
S. Shankar Sastry(3)	487,139	487,139
Bruce Sewell(3)	1,836,767	1,836,767
Lorenzo Simonelli	—	—
Jim H. Snabe(3)(5)	3,529,665	3,529,665
Stephen M. Ward, Jr.(3)	731,110	731,110
(1)The amounts disclosed represent the aggregate grant date fair value of the options granted under our 2012 Equity Incentive Plan and our 2020 Equity Incentive Plan, as applicable, in each case computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 718. The assumptions used in calculating the grant date fair value of the options are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2021. This amount does not reflect the actual economic value that may be realized by each non-employee director.
(2)Generally, five percent of the shares subject to the option vest on a quarterly basis over the five-year period following the grant date subject to continuous service with us on each vesting date, provided, however, that if the director fails to attend any regularly scheduled meeting of our board of directors during a quarter, vesting for such quarter shall not occur and will be suspended. If the director satisfies the attendance requirements in subsequent quarters, then any shares that did not vest during prior quarters will vest upon the fifth anniversary of the applicable grant date. Each option also vests in full upon a change of control (as defined in the option agreement with each director). In addition, the options permit early exercise, whereby the director may purchase shares subject to such options prior to vesting, subject to our right to repurchase such shares, lapsing over time in accordance with the vesting schedule of the option award.
(3)As of April 30, 2021, the number of shares subject to outstanding equity awards held by each non-employee director was as follows: 301,967 shares subject to outstanding options for Ms. House; 236,789 shares subject to outstanding options for Dr. Levin; 201,667 shares subject to outstanding options for Mr. McCaffery; 506,410 shares subject to outstanding options for Dr. Rice; 570,331 shares subject to outstanding options for Dr. Sastry; 598,850 shares subject to outstanding options for Mr. Sewell; 583,334 shares subject to outstanding options for Mr. Snabe; and 540,350 shares subject to outstanding options for Mr. Ward.
(4)An aggregate of 5,000 shares of common stock subject to an option granted to Dr. Rice during the fiscal year ended April 30, 2021 vest in equal monthly installments over twelve months measured from August 27, 2020, subject to Dr. Rice’s continuous service with us as of each such vesting date.
(5)All options granted to Mr. Snabe in fiscal year 2021 were initially granted as consideration for his services as special advisor to our Chief Executive Officer, with vesting tied to Mr. Snabe’s continued provision of such advice and counsel under his amended and restated advisor agreement with us. Since becoming a member of our board of directors, these options vest based on Mr. Snabe’s service as a director. Five percent of these options vest on a quarterly basis over the five-year period following the grant date subject to continuous service with us on each vesting date, provided, however, that if Mr. Snabe

16	2021 Proxy Statement

Non-Employee Director Compensation

fails to attend any regularly scheduled meeting of our board of directors during a quarter, vesting for such quarter shall not occur and will be suspended. Any options where vesting is suspended will instead vest in a subsequent fiscal quarter following the fifth anniversary of the grant date if Mr. Snabe satisfies the attendance requirements in such subsequent fiscal quarter, subject to the limitation that no more than five percent of these options may vest in any fiscal quarter. Each option also vests in full upon a change of control (as defined in the option agreement with Mr. Snabe) so long as Mr. Snabe remains a director as of the change of control. In addition, the options permit early exercise, whereby the director may purchase shares subject to such options prior to vesting, subject to our right to repurchase such shares, lapsing over time in accordance with the vesting schedule of the option award.

17	2021 Proxy Statement

Proposal One – Election of Directors

PROPOSAL ONE
ELECTION OF DIRECTORS
Our board of directors currently consists of eleven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
At the Annual Meeting, stockholders are being asked to elect three Class I directors, each to serve a three-year term as outlined above to succeed the current Class I directors. Our board of directors is not re-nominating Nehal Raj, and Mr. Raj is not seeking re-election, as a Class I director to allow Mr. Raj to pursue other professional obligations and opportunities. As a result, Mr. Raj's service on our board of directors will end at the Annual Meeting, and the size of our board of directors will be reduced to ten directors. We are grateful to Mr. Raj for his service and guidance as a member of our board of directors.
Director Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Patricia A. House, S. Shankar Sastry, and Thomas M. Siebel as nominees for election as Class I directors at the Annual Meeting. If elected, each of Ms. House and Messrs. Sastry and Siebel will serve as Class I directors for a full term of three years and until their successors are duly elected and qualified, or until his or her earlier death, resignation, or removal. Each of the nominees is currently a director serving on our board of directors. For information concerning each of the nominees, please see the section titled “Information Regarding Our Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. House and Messrs. Sastry and Siebel. If you hold your shares of our common stock in “street name” and you do not give voting instructions to your broker, bank, or other nominee, your shares will not be voted on this matter.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our board of directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

18	2021 Proxy Statement

Proposal Two – Ratification of Independent Registered Public Accounting Firm

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending April 30, 2022. Deloitte has served as our independent registered public accounting firm since 2018. Representatives of Deloitte are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor law require stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. However, our audit committee is asking our stockholders to ratify its appointment of Deloitte because it values the views of our stockholders. If the stockholders fail to ratify the appointment, our audit committee may review the appointment of Deloitte as our independent registered public accounting firm but is under no obligation to review the appointment. Even if the appointment is ratified, our audit committee may, in its sole discretion, appoint different independent auditors at any time during the fiscal year if they determine that such a change would be in our best interests and the best interests of our stockholders.
Fees Paid to Our Independent Registered Public Accounting Firm
The following table presents fees billed to us by Deloitte for the fiscal years ended April 30, 2020 and 2021.

	Fiscal Year Ended April 30,
	2021	2020
Audit Fees(1)	$2,153,937	$516,295
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—
Total Fees	$2,153,937	$516,295
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements. For the fiscal year ended April 30, 2021, this category also included fees for services provided in connection with our initial public offering.
(2)There were no audit-related, tax, or other fees billed by Deloitte during the fiscal years ended April 30, 2020 and 2021.
Pre-Approval Policies and Procedures
Our audit committee approves all audit and non-audit services provided to us by our independent registered public accounting firm in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval may be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All of the services relating to the fees described in the table above were pre-approved by our audit committee in accordance with our audit committee’s pre-approval policies and procedures.
Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote generally thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

19	2021 Proxy Statement

Report of the Audit Committee of the Board of Directors

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee is a committee of the Company’s board of directors composed solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the Company’s board of directors. This written charter is reviewed periodically for changes, as appropriate.
With respect to the Company’s financial reporting process, the Company’s management is responsible for establishing and maintaining internal controls, and for preparing the Company’s consolidated financial statements. Deloitte & Touche, LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s consolidated financial statements. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP;
•discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions noted above, the audit committee recommended to the Company’s board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Michael G. McCaffery (Chair)
Richard C. Levin
Lorenzo Simonelli

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

20	2021 Proxy Statement

Executive Officers

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of August 1, 2021. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Thomas M. Siebel	68	Chief Executive Officer and Chairman of the Board
David Barter	49	Senior Vice President and Chief Financial Officer
Edward Y. Abbo	56	Chief Technology Officer
Houman Behzadi	43	Chief Product Officer
Bruce Cleveland	62	Senior Vice President and Chief Marketing Officer
Brady Mickelsen	50	Senior Vice President and General Counsel
For Mr. Siebel's biography, see “Information Regarding Our Board of Directors and Corporate Governance.”
David Barter. Mr. Barter has served as our Chief Financial Officer since October 2020. From May 2017 to October 2020, Mr. Barter served as Senior Vice President and Chief Financial Officer of Model N, Inc., a software company. From September 2013 to May 2017, Mr. Barter served as the Vice President of Finance at Guidewire Software, Inc., a provider of software solutions to the insurance industry. From October 2005 to September 2013, Mr. Barter held several senior leadership positions with Microsoft Corporation, including as the Chief Financial Officer of the Microsoft Financing division. Mr. Barter holds a B.A. in Finance and Philosophy from the University of Notre Dame and an M.B.A from Northwestern University, Kellogg School of Management.
Edward Y. Abbo. Mr. Abbo has served as our Chief Technology Officer since July 2011. He previously served as our Chief Executive Officer from September 2009 to July 2011 and a member of our board of directors from August 2009 to November 2020. Prior to joining us, Mr. Abbo served as Senior Vice President of Engineering and Chief Technology Officer for Siebel Systems from July 1994 until it merged with Oracle Corporation in January 2006, and Senior Vice President of Oracle Corporation from January 2006 to July 2009. Mr. Abbo holds a B.S. in Mechanical and Aerospace Engineering from Princeton University and an M.S. in Mechanical Engineering from the Massachusetts Institute of Technology.
Houman Behzadi. Mr. Behzadi has served as our Chief Product Officer since October 2016. Mr. Behzadi previously served as our Senior Vice President and Chief Product Officer from October 2016 to July 2020, our Senior Vice President of Products and Engineering from July 2012 to October 2016, and our Vice President of Engineering from January 2010 to July 2012. Prior to joining us, Mr. Behzadi held various leadership roles with Siebel Systems from January 2001 until it merged with Oracle Corporation in January 2006, and then served as Director, Application Development at Oracle Corporation from January 2006 to January 2010. Mr. Behzadi holds a B.A. in Economics from the University of California, Santa Barbara.
Bruce Cleveland. Mr. Cleveland has served as our Senior Vice President and Chief Marketing Officer since November 2019. Mr. Cleveland previously served as an Advisor to our company from January 2009 to November 2019. From January 2016 to November 2019, Mr. Cleveland served as a General Partner of Wildcat Venture Partners, an early-stage venture capital firm. From June 2006 to December 2015, Mr. Cleveland served as Venture Partner and then a General Partner for InterWest Partners, a diversified venture capital firm. Mr. Cleveland held various leadership roles, including Senior Vice President and General Manager of Marketing, with Siebel Systems from April 1996 until it merged with Oracle Corporation in January 2006. Mr. Cleveland holds a B.S. in Business Administration from California State University, Sacramento.
Brady Mickelsen. Mr. Mickelsen has served as our Senior Vice President and General Counsel since August 2019. Prior to joining us, Mr. Mickelsen was Senior Vice President and Chief Legal Officer for TriNet Group, Inc., an HR solutions company, from June 2015 to November 2018. From October 2010 to June 2015, Mr. Mickelsen served as a partner at White & Case LLP, a global law firm. From March 2005 to October 2010, Mr. Mickelsen held various roles in the legal department at Oracle Corporation, most recently as Vice President & Associate General Counsel. Mr. Mickelsen holds a B.A. in Public Policy from Stanford University and a J.D. from the University of Chicago Law School.

21	2021 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION
We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency that such votes must be conducted.
Named Executive Officers
Our named executive officers for the fiscal year ended April 30, 2021, consisting of our principal executive officer and the next two most highly compensated executive officers, were:
•Thomas M. Siebel, our Chief Executive Officer and Chairman of the Board;
•David Barter, our Senior Vice President and Chief Financial Officer; and
•Edward Y. Abbo, our Chief Technology Officer.
Processes and Procedures for Compensation Decisions
Our compensation committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, our compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer, and the compensation of our non-employee directors. Our compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers, other than himself. Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. During the fiscal year ended April 30, 2021, our compensation committee, on behalf of our board of directors, retained Compensia to provide it with market information, analysis, and other advice relating to director compensation on an ongoing basis. Compensia does not provide any non-compensation related services to us.
Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal year ended April 30, 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation($)	Total ($)
Thomas M. Siebel	2021	5,646	—	29,791,785	—	—	29,797,431
Chief Executive Officer and Chairman	2020	5,676	—	10,303,215	—	—	10,308,801
David Barter	2021	223,398	100,000 (2)	8,674,187	116,667	—	9,114,252
Senior Vice President and Chief Financial Officer
Edward Y. Abbo	2021	550,000	—	898,438	150,000	—	1,598,438
Chief Technology Officer	2020	550,000	—	313,697	250,000	6,665,489 (3)	7,779,186
(1)The amounts disclosed represent the aggregate grant date fair value of the options granted under the C3.ai, Inc. 2012 Equity Incentive Plan, computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 718. The assumptions used in calculating the grant date fair value of the options are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2021. This amount does not reflect the actual economic value that may be realized by each named executive officer.
(2)Represents a one-time, sign-on bonus payment made in connection with Mr. Barter’s employment.
(3)The amount disclosed represents the net proceeds paid as part of a tender offer where we repurchased 101,437 shares and options to purchase 121,458 shares from Mr. Abbo.

22	2021 Proxy Statement

Executive Compensation

Outstanding Equity Awards as of April 30, 2021
The following table presents the outstanding equity incentive plan awards held by each named executive officer as of April 30, 2021.

	Option Awards (1)
		Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable	Not Exercisable (2)	Exercise Price (3)	Expiration Date
Thomas M. Siebel	11/30/2016 (4)	1,336,066	—	$1.86	11/29/2026
	11/8/2017 (4)	3,000,000	—	$2.04	11/7/2027
	11/28/2018 (4)	3,000,000	—	$3.90	11/27/2028
	10/19/2019 (4)	5,438,182	—	$4.68	10/18/2029
	8/27/2020 (4)	6,166,667	—	$11.16	8/26/2030
David Barter	10/21/2020 (5)(6)	1,166,667	—	$17.10	10/20/2030
Edward Y. Abbo	1/21/2014 (7)	309,563	—	$1.56	1/20/2024
	7/13/2016 (7)	107,143	—	$1.68	7/12/2026
	11/30/2016 (5)	250,000	—	$1.86	11/29/2026
	5/23/2018 (5)	61,112	—	$2.82	5/22/2028
	6/13/2019 (5)	166,667	—	$4.56	6/12/2029
	7/6/2020 (5)	166,667	—	$4.56	7/5/2030
(1)All options were granted under the C3.ai, Inc. 2012 Equity Incentive Plan.
(2)All options may be early exercised prior to vesting.
(3)All options were granted with a per share exercise price equal to the fair market value of one share of our common stock on the grant date, as determined in good faith by our board of directors or compensation committee, as applicable.
(4)The shares subject to this option vest in equal quarterly installments over five years, subject to Mr. Siebel’s continuous service as our Chief Executive Officer or Executive Chairman as of each vesting date. Each option also vests in full upon a change in control (as defined in the applicable option agreement).
(5)Twenty percent of the shares subject to this option vest on the one-year anniversary of the grant date, and the remaining eighty percent of the shares subject to this option vest in equal monthly installments over the four years thereafter, subject to the option holder's continuous service with us as of each vesting date.
(6)Vesting of shares subject to this option will be accelerated as discussed in “—Equity Incentive Compensation.”
(7)Fully vested.
Employment Arrangements
We have executed offer letters containing the terms and conditions of employment with each of our named executive officers, except for Mr. Siebel. These agreements provide for at-will employment. In addition, each named executive officer has executed our standard form of confidential information and inventions assignment agreement.
Thomas M. Siebel
Mr. Siebel’s annual base salary was $5,646 during fiscal year 2021.
David Barter
We entered into an offer letter agreement with Mr. Barter in October 2020 when Mr. Barter joined as our Chief Financial Officer. Mr. Barter’s current annual base salary is $400,000. Because Mr. Barter joined us in October 2020, his base salary paid during fiscal year 2021 represents the pro rata amount for the portion of the fiscal year during which Mr. Barter served as an executive officer.
Edward Y. Abbo
We entered into an offer letter agreement with Mr. Abbo in July 2009, which was amended by an ongoing employment letter agreement in August 2011. Mr. Abbo’s current annual base salary is $550,000.

23	2021 Proxy Statement

Executive Compensation

Annual Performance-Based Bonus Opportunity
In addition to base salaries, our executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual achievement towards these goals. The performance-based bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our board or compensation committee establishes and is paid quarterly.
For fiscal year 2021, Mr. Barter and Mr. Abbo were eligible to receive annual performance-based cash bonuses of $200,000 and $150,000, respectively. Our compensation committee determined that Mr. Barter and Mr. Abbo were entitled to receive payments of $116,667 and $150,000, respectively, for their performance in fiscal year 2021, with each representing a payment at 100% of the target amount and, in Mr. Barter’s case, pro-rated for the portion of fiscal year 2021 during which Mr. Barter served as our Chief Financial Officer. Mr. Siebel did not receive an annual performance-based bonus for fiscal year 2021.
Equity Incentive Compensation
Equity compensation is a key component of our executive compensation program that is designed to further align the interests of our executive officers with the interests of our stockholders and maintain the focus of our leadership team on long-term performance. In fiscal year 2021, equity compensation was provided in the form of options granted under the C3.ai, Inc. 2012 Equity Incentive Plan, or the 2012 Plan. Going forward, we expect equity compensation will be provided in the form of options and restricted stock units under the C3.ai, Inc. 2020 Equity Incentive Plan, or the 2020 Plan.
In July 2020, our compensation committee granted options to purchase 166,667 shares of common stock to Mr. Abbo. Each of the options has an exercise price per share of $4.56. Twenty percent of the shares of common stock subject to such options vest on the one-year anniversary of the grant date, and the remaining eighty percent of the shares of common stock subject to the option vest in equal monthly installments over four years thereafter, subject to Mr. Abbo’s continuous service with us as of each such vesting date. In addition, the options permit early exercise, whereby Mr. Abbo may purchase shares subject to such options prior to vesting, subject to our right to repurchase such shares lapsing over time in accordance with the vesting schedule of the original option.
In August 2020, our board of directors granted options to purchase 6,116,666 shares of common stock to Mr. Siebel. Each of the options has an exercise price per share of $11.16. The shares of common stock subject to these options vest in equal quarterly installments over five years measured from the grant date, subject to Mr. Siebel’s continuous service as our Chief Executive Officer or Executive Chairman as of each such vesting date. In addition, the options permit early exercise, whereby Mr. Siebel may purchase shares subject to such options prior to vesting, subject to our right to repurchase such shares lapsing over time in accordance with the vesting schedule of the original option. Each option vests in full on a change in control, as defined in the applicable option agreement.
In October 2020, our compensation committee granted options to purchase 1,166,667 shares of common stock to Mr. Barter. Each of the options has an exercise price per share of $17.10. Twenty percent of the shares of common stock subject to such options vest on the one-year anniversary of the grant date, and the remaining eighty percent of the shares of common stock subject to the option vest in equal monthly installments over four years thereafter, subject to Mr. Barter’s continuous service with us as of each such vesting date. In addition, the options permit early exercise, whereby Mr. Barter may purchase shares subject to such options prior to vesting, subject to our right to repurchase such shares lapsing over time in accordance with the vesting schedule of the original option. Each option vests in full twelve months following a change in control, as defined in the 2012 plan, or immediately upon termination following a change of control if Mr. Barter is terminated without cause or is not offered an equivalent position with the successor following the change in control. In addition, if Mr. Barter is terminated without cause, regardless of a change in control, within the first year of Mr. Barter’s employment, twenty percent of the shares subject to these options will immediately vest. For these purposes, “cause” means (a) a good faith finding by our board of directors that Mr. Barter has (i) engaged in theft, fraud, embezzlement, dishonesty, gross negligence, misconduct or similar conduct; (b) been convicted of, or entered a pleading of guilty or nolo contendere, or confessed guilt of, a felony or any crime or act involving moral turpitude or fraud; (c) materially breached or

24	2021 Proxy Statement

Executive Compensation

threatened material breach of any of the material provisions contained in Mr. Barter’s offer letter agreement, any agreement with us, or any of our written policies; or (d) materially failed, except to the extent due to disability or death, to perform his duties for us.
Potential Payments upon Termination or Change in Control
Each of our named executive officers has been granted options that are subject to the terms of our 2012 Plan, and may have been granted options and restricted stock units under our 2020 Plan. Stock awards granted under our 2012 Plan and the 2020 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined below in the 2012 Plan and the 2020 Plan, respectively) as may be provided in the applicable award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
Other Compensation and Benefits
2020 Employee Stock Purchase Plan
Our board of directors adopted our 2020 Employee Stock Purchase Plan, or the ESPP, in November 2020. The purpose of our ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. Our ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our Class A common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. The other component permits the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws. As of April 30, 2021, we had not yet launched our ESPP.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Other Benefits
All of our current named executive officers are eligible to participate in our broad-based employee benefit plans, generally available to our employees, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Other than such broad-based benefits and our 401(k) plan, we generally do not provide perquisites or personal benefits to our named executive officers.
Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended April 30, 2021.
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended April 30, 2021.

25	2021 Proxy Statement

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of April 30, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity plans approved by stockholders	38,486,503	$6.39	28,408,581 (3)
Equity plans not approved by stockholders	—	—	—
(1)Includes the 2012 Plan and the 2020 Plan, but does not include future rights to purchase Class A common stock under our 2020 ESPP, which depend on a number of factors described in our 2020 ESPP and will not be determined until the end of the applicable purchase period.
(2)The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)Includes the 2020 Plan and 2020 ESPP. Options, RSUs, or other stock awards granted under the 2012 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2020 Plan.
The 2020 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on May 1st of each fiscal year for a period of up to ten years commencing on May 1, 2021 and ending on (and including) May 1, 2030, in an amount equal to 5% of the total number of shares of Class A and Class B common stock outstanding on April 30 of the preceding fiscal year, or such lesser number of shares as determined by our board of directors prior to May 1st of a given fiscal year. In addition, the 2020 ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on May 1st of each fiscal year for a period of up to ten years commencing on May 1, 2021 and ending on (and including) May 1, 2030, in an amount equal to the least of
(i) 1% of the total number of shares of common stock outstanding on April 30 of the preceding fiscal year,
(ii) 4,500,000 shares of Class A common stock; and (iii) such lesser number of shares of Class A common stock as determined by our board of directors prior to May 1 of a given fiscal year. Accordingly, on May 1, 2021, the number of shares of Class A common stock available for issuance under the 2020 Plan and the 2020 ESPP increased by 5,108,355 shares and 1,021,671 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

26	2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of our common stock as of August 1, 2021 by:
•each named executive officer;
•each of our directors;
•our directors and executive officers as a group; and
•each person known by us to own beneficially more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with SEC rules and regulations, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws.
We have based percentage ownership on 100,367,938 shares of Class A common stock and 3,499,992 shares of Class B common stock outstanding as of August 1, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable or would be exercisable within 60 days of August 1, 2021. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o C3.ai, Inc., 1300 Seaport Blvd, Suite 500, Redwood City, California 94063.

Name	Class A Common Stock		Class B Common Stock		% of Total Voting Power(1)
	Shares	%	Shares	%
5% Stockholders
Thomas M. Siebel(2)(3)	30,999,359	25.4%	3,339,706	95.4%	66.3%
Baker Hughes Holdings LLC(4)	8,650,476	8.6%	—	*	3.1%
Entities affiliated with TPG(5)	6,015,992	6.0%	—	*	2.2%

Directors and Named Executive Officers
Thomas M. Siebel(2)	30,990,143	25.4%	2,839,706	81.1%	57.8%
Shares subject to voting proxy(3)	9,216	*	500,000	14.3%	9.1%
Total	30,999,359	25.4%	3,339,706	95.4%	66.3%
Edward Y. Abbo(6)	1,561,824	1.5%	—	*	*
David Barter(7)	1,166,667	1.1%	—	*	*
Patricia A. House(8)	996,489	1.0%	500,000	14.3%	9.4%
Richard C. Levin(9)	494,453	*	—	*	*
Michael G. McCaffery(10)	1,189,295	1.2%	—	*	*
Nehal Raj(11)	—	*	—	*	*
Condoleezza Rice(12)	526,265	*	—	*	*
S. Shankar Sastry(13)	594,971	*	—	*	*
Bruce Sewell(14)	598,850	*	—	*	*
Lorenzo Simonelli(4)	8,650,476	8.6%	—	*	3.1%
Jim H. Snabe(15)	621,334	*	—	*	*
Stephen M. Ward, Jr.(16)	1,007,907	1.0%	—	*	*

All directors and executive officers (16 persons)	51,351,634	39.3%	3,339,706	95.4%	71.1%
*    Less than 1 percent.

27	2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(1)Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock will be entitled to one vote per share, and each share of Class B common stock will be entitled to 50 votes per share. The Class A common stock and Class B common stock will vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.
(2)Consists of (a) 9,216 shares of Class A common stock held by First Virtual Holdings, LLC, (b) 1,756,390 shares of Class A common stock held by Thomas M. Siebel, (c) 170,294 shares of Class A common stock held by Siebel Asset Management, L.P., (d) 72,695 shares of Class A common stock held by Siebel Asset Management III, L.P., (e) 1,237,115 shares of Class A common stock held by The Siebel 2011 Irrevocable Children’s Trust, (f) 5,891,272 shares of Class A common stock held by The Siebel Living Trust u/a/d 7/27/1993, (g) 19,013,455 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, of which 7,614,434 were vested as of August 1, 2021, (h) 500,000 shares of Class B common stock held by First Virtual Holdings, LLC, (i) 2,035,182 shares of Class B common stock held by The Siebel Living Trust u/a/d 7/27/1993 and (j) the following shares over which Mr. Siebel has sole dispositive power: (i) 82,109 shares of Class B common stock held by The Siebel 2014 Annuity Trust I u/a/d 10/22/2014, (ii) 82,109 shares of Class B common stock held by The Siebel 2014 Annuity Trust II u/a/d 10/22/2014, (iii) 23,758 shares of Class B common stock held by The Siebel 2017 Annuity Trust I u/a/d 11/28/2017, (iv) 23,758 shares of Class B common stock held by The Siebel 2017 Annuity Trust II u/a/d 11/28/2017, (v) 18,353 shares of Class B common stock held by The Siebel 2018 Annuity Trust I u/a/d 12/13/2018, (vi) 18,353 shares of Class B common stock held by The Siebel 2018 Annuity Trust II u/a/d 12/13/2018, (vii) 17,792 shares of Class B common stock held by The Siebel 2020 Annuity Trust I u/a/d 3/4/2020, (viii) 17,792 shares of Class B common stock held by The Siebel 2020 Annuity Trust II u/a/d 3/4/2020, (ix) 10,250 shares of Class B common stock held by The Siebel 2020 Annuity Trust III u/a/d 12/3/2020, and (x) 10,250 shares of Class B common stock held by The Siebel 2020 Annuity Trust IV u/a/d 12/3/2020.
(3)Consists of 9,216 shares of Class A common stock and 500,000 shares of Class B common stock over which Mr. Siebel holds an irrevocable proxy pursuant to a voting agreement between Mr. Siebel and Patricia A. House. We do not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Exchange Act as Mr. Siebel exercises voting control over these shares.
(4)Based solely on the Schedule 13F filed on July 16, 2021. All shares of Class A common stock are held by Baker Hughes Holdings LLC, or Baker Hughes. The address for Baker Hughes and Mr. Simonelli is 17021 Aldine Westfield Road, Houston, Texas 77073.
(5)Consists of (a) 3,593,350 shares of Class A common stock held by TPG Growth III Cadia Successor, L.P., a Delaware limited partnership, (b) 1,634,232 shares of Class A common stock held by The Rise Fund Cadia, L.P., a Delaware limited partnership, and (d) 788,410 shares of Class A common stock held by TPG Tech Adjacencies Cadia, L.P., a Delaware limited partnership (together with TPG Growth III Cadia Successor, L.P. and The Rise Fund Cadia, L.P., the “TPG Funds”). The general partner of TPG Growth III Cadia Succsessor, L.P. is TPG Growth GenPar III, L.P., a Delaware limited partnership, whose general partner is TPG Growth GenPar III Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership (“TPG Holdings I”), whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. The general partner of The Rise Fund Cadia, L.P. is The Rise Fund GenPar, L.P., a Delaware limited partnership, whose general partner is The Rise Fund GenPar Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I. The general partner of TPG Tech Adjacencies Cadia, L.P. is TPG Tech Adjacencies SPV GP, LLC, a Cayman limited liability company, whose general partner is TPG Tech Adjacencies GenPar Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I. David Bonderman and James G. Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to beneficially own the securities held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities held by the TPG Funds except to the extent of their pecuniary interest therein. The address of TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(6)Consists of (a) 531,338 shares of Class A common stock held by Mr. Abbo, (b) 43,733 shares of Class A common stock held by the Abbo 2012 Children’s Trust, and (c) 986,753 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 722,871 of which were vested as of such date.
(7)Consists of 1,166,667 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, none of which were vested as of such date.
(8)Consists of (a) 25,733 shares of Class A common stock held by Ms. House, 15,602 of which were subject to a right of repurchase by us as of August 1, 2021, (b) 317,755 shares of Class A common stock held by the Patricia A. House 2020 2 Year GRAT created UTA dated September 22, 2020, (c) 500,000 shares of Class B common stock held by Ms. House, and (d) 153,001 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 24,369 of which were vested as of such date.

28	2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(9)Consists of (a) 257,664 shares of Class A common stock held by Dr. Levin, 60,244 of which were subject to a right of repurchase by us as of August 1, 2021, and (b) 236,789 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 62,714 of which were vested as of such date.
(10)Consists of (a) 321,699 shares of Class A common stock held by Mr. McCaffery, 212,089 of which were subject to a right of repurchase by us as of August 1, 2021, (b) 665,929 shares of Class A common stock held by the McCaffery Family Trust as amended 12/18/00, and (c) 201,667 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 30,253 of which were vested as of such date.
(11)Nehal Raj is a partner at TPG. Mr. Raj has no voting or investment power over, and disclaims beneficial ownership of, the shares held by the TPG Funds listed in footnote (3) above. The address of Mr. Raj is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(12)Consists of (a) 74,387 shares of Class A common stock held by Dr. Rice, (b) 587 shares of Class A common stock held by the Condoleezza Rice Trust U/A/D 11/24/99, and (c) 451,291 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 204,000 of which were vested as of such date.
(13)Consists of (a) 24,640 shares of Class A common stock held by Mr. Sastry and (b) 570,331 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 309,965 of which were vested as of such date.
(14)Consists of 598,850 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 178,452 of which were vested as of such date.
(15)Consists of (a) 10,000 shares of Class A common stock held by Mr. Snabe, (b) 28,000 shares of Class A common stock held by BJHS Invest ApS, of which Mr. Snabe is the sole member, and (c) 583,334 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 104,873 of which were vested as of such date.
(16)Consists of (a) 480,089 shares of Class A common stock held by Mr. Ward, 6,250 of which were subject to a right of repurchase by us as of August 1, 2021, and (b) 527,818 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 193,349 of which were vested as of such date.
(17)Consists of (a) 21,021,172 shares of Class A common stock, 294,185 of which were subject to a right to repurchase by us as of August 1, 2021, (b) 3,339,706 shares of Class B common stock, and (c) 26,990,756 shares of Class A common stock subject to options exercisable within 60 days of August 1, 2021, 10,380,464 of which were vested as of such date.

29	2021 Proxy Statement

Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since May 1, 2020, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Transactions with Baker Hughes
In June 2019, we entered into agreements with Baker Hughes under which Baker Hughes received a three-year subscription to use our software for internal use and development of applications on the C3 AI Suite, as well as the exclusive right to resell our offerings worldwide in the oil and gas market and non-exclusively in other markets. This arrangement was revised in June 2020 to extend the term to a total of five years with an expiration date in the fiscal year ending April 30, 2024 and to modify the annual contractual amount of Baker Hughes’ commitments to $53.3 million, $75.0 million, $125.0 million, and $150.0 million, which are inclusive of their revised direct subscription fees of $27.2 million per year over the fiscal years ending April 30, 2021, 2022, 2023, and 2024, respectively. During the fiscal year ended April 30, 2021, we recognized total revenue of $55.9 million related to this arrangement. Under the joint marketing arrangement, we are obligated to pay Baker Hughes a sales commission on subscriptions and services offerings it resells in excess of these minimum revenue commitments. We recognized $8.3 million of sales commission as deferred costs during the fiscal year ended April 30, 2021 related to this arrangement.
Mr. Simonelli, a member of our board of directors, serves as Chairman, President, and Chief Executive Officer of Baker Hughes. Mr. Simonelli was appointed to our board in connection with the strategic collaboration agreements described above. Concurrently with the execution of such agreements, we entered into a voting agreement with Mr. Siebel and Baker Hughes, which provided that we would nominate and Mr. Siebel would vote all shares held by him and his affiliates so as to elect one individual designated by Baker Hughes, provided that such person was reasonably approved by our board of directors. This voting agreement terminated in connection with our initial public offering.
Transactions with Immediate Family
A son of Thomas M. Siebel is employed by us. He does not share a household with Mr. Siebel and is not one of our executive officers. His compensation was established by us in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Mr. Siebel. His total cash compensation for the fiscal year ended April 30, 2021 was approximately $347,700. He has received and continues to be eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who do not have such family relationship.
Registration Rights Agreement
We are party to an amended and restated registration rights agreement, or the Registration Rights Agreement, with certain holders of our capital stock, including entities affiliated with each of Mr. Siebel, TPG, and Baker Hughes. The Registration Rights Agreement provides parties thereto with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The registration rights provided pursuant to the Registration Rights Agreement will expire three years after the completion of our initial public offering or, with respect to any particular stockholder, (1) the time that such stockholder can sell all of its shares entitled to registration rights under Rule 144 of the Securities Act during any 90-day period or (2) the time that such stockholder owns less than 1% of our outstanding Class A common stock. We will pay the registration expenses, not to exceed $25,000, of the shares registered pursuant to the Registration Rights Agreement.

30	2021 Proxy Statement

Transactions with Related Persons

Certain Terminated Agreements and Arrangements
Prior to our initial public offering, we were party to an amended and restated investors’ rights agreement and an amended and restated co-sale agreement with certain holders of our capital stock, including entities affiliated with each of Thomas M. Siebel, TPG, and Baker Hughes. The amended and restated investors’ rights agreement provided certain holders of our capital stock with information rights and a right of first refusal over certain capital stock issuances. The amended and restated co-sale agreement provided the entities affiliated with TPG and Baker Hughes with a right to purchase shares of our capital stock proposed to be sold or transferred by entities affiliated with Thomas M. Siebel. These agreements terminated in connection with our initial public offering.
Policies and Procedures for Related Person Transactions
We currently have a written related person transaction policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were or will be participants. Transactions involving compensation for services provided to us as an employee or director are not considered related person transactions under this policy. A transaction, arrangement, or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related party transaction under this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee for review, consideration and approval or ratification. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

31	2021 Proxy Statement

Other Matters

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended April 30, 2021, we believe that all required reports were timely filed, except that, due to administrative error, one Form 4 for Bruce Cleveland with respect to an option exercise on February 25, 2021 was filed late on March 10, 2021.
Matters for Consideration
Neither we nor our board of directors know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his best judgment.
Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for the fiscal year ended April 30, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our investor relations website at ir.c3.ai and are available from the SEC at its website at www.sec.gov.
A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended April 30, 2021 is available without charge upon written request to:
C3.ai, Inc.
Attention: Investor Relations
1300 Seaport Blvd, Suite 500
Redwood City, California 94063
Tel: (650) 503-2200
Email: ir@c3.ai
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

32	2021 Proxy Statement

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and access electronically delivered information. Vote by 11:59 p.m. Eastern Time on October 5, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 5, 2021. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58306-P59731

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

C3.AI, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patricia A. House
02) S. Shankar Sastry
03) Thomas M. Siebel

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If the holder is a corporation or partnership, an authorized officer should sign in full corporate or partnership name.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D58307-P59731

C3.ai, Inc.
Annual Meeting of Stockholders
October 6, 2021 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas M. Siebel and Brady Mickelsen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of C3.ai, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on Wednesday, October 6, 2021, via a live, audio-only webcast on the Internet at www.virtualshareholdermeeting.com/AI2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Continued and to be signed on reverse side